Exhibit 7.01

Agreement Regarding the Joint Filing of Schedule 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: June 22, 2018

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

RSF5, LLC

By:	/s/ Jonathan Rosenthal
Name:	Jonathan Rosenthal
Title:	Principal

By:	/s/ Andrew Schweibold
Name:	Andrew Schweibold
Title:	Principal

RSG5, LLC

By:	/s/ Jonathan Rosenthal
Name:	Jonathan Rosenthal
Title:	Principal

By:	/s/ Andrew Schweibold
Name:	Andrew Schweibold
Title:	Principal

ROSE MANAGEMENT GROUP, LLC

By:	/s/ Jonathan Rosenthal
Name:	Jonathan Rosenthal
Title:	Principal

By:	/s/ Andrew Schweibold
Name:	Andrew Schweibold
Title:	Principal

RSF4, LLC

By:	/s/ Jonathan Rosenthal
Name:	Jonathan Rosenthal
Title:	Principal

By:	/s/ Andrew Schweibold
Name:	Andrew Schweibold
Title:	Principal

ROSE CAPITAL FUND I GP, LLC

By:	/s/ Jonathan Rosenthal
Name:	Jonathan Rosenthal
Title:	Principal

By:	/s/ Andrew Schweibold
Name:	Andrew Schweibold
Title:	Principal

/s/ Jonathan Rosenthal
Jonathan Rosenthal

/s/ Andrew Schweibold
Andrew Schweibold